Exhibit (e)(2)

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made as of this 1st day of May, 1999 (the "Agreement") by and between Northern Institutional Funds (the "Fund"), a Delaware business trust, and First Data Distributors, Inc. (the "Distributor"), a Massachusetts corporation.

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering shares of beneficial interest (such shares of all series and classes are hereinafter called the "Shares"), representing interests in investment portfolios of the Fund identified on Schedule A hereto (the "Portfolios") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

     WHEREAS, the Fund desires to retain the Distributor as distributor for the Portfolios to provide for the sale and distribution of the Shares of the Portfolios identified on Schedule A and for such additional classes or series as the Fund may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  Service as Distributor

     1.1 The Fund hereby appoints the Distributor as exclusive distributor of the Shares covered by the Registration Statement then in effect under the Securities Act of 1933, as amended (the "1933 Act"), on the terms and for the periods set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and perform the duties set forth in this Agreement without compensation. The Distributor will have no liability for payment for the purchase of Shares by unaffiliated investors sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

     1.2 The Distributor agrees to sell Shares of each of the Portfolios, as agent, from time to time during the term of this Agreement at the Shares' then current net asset value (with any purchase price adjustments, as applicable). The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the Shares (collectively, the "Prospectus" and "Statement of Additional Information"), and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. The Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

     1.3 The Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares. The Distributor shall, at its own expense, finance appropriate activities which are primarily intended to result in the sale of Shares, including, but not limited to, the distribution services set forth in Schedule B to this Agreement. It is contemplated that the Distributor will enter into selling agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, with respect to the offering of Shares to the public. The Distributor will require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Registration Statement, with respect to the public offering price of the Shares, and the Distributor shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

     1.4 The Fund understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Portfolios. The Fund further understands that investors and potential investors in the Portfolios may invest in shares of such other Investment Entities. The Fund agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Section 1.4.

     1.5 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Fund's then current Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish the Distributor with sufficient copies of any and all communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for the Distributor to file and clear such materials with the proper authorities before they are put in use. The Distributor and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by the Distributor.

     1.6 All activities by the Distributor and its agents and employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

     1.7 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund.

     1.8 Whenever in its judgment such action is warranted, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund shall notify the Distributor promptly of any such determination.

     1.9 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states where Shares are offered for sale. The Fund shall notify the Distributor in writing of the states in which the Shares are to be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

     1.10 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and the Shares as the Distributor may reasonably request; and the Fund warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Fund shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Portfolio's books and accounts prepared by the Fund, (b) quarterly earnings statements of a Portfolio prepared by the Fund, (c) a monthly itemized list of the securities in a Portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of a Portfolio as the Distributor may reasonably request.

     1.11 The Fund represents to the Distributor that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any Prospectus and any Statement of
Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Fund represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration
Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes the Distributor to use any Prospectus or Statement of Additional Information in the form furnished by the Fund from time to time in connection with the sale of the Shares.

     1.12 No Shares shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.12 shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement or Agreement and Declaration of Trust.

     1.13 The Fund agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

     (a) of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

     (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

     (d) of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

     For purposes of this Section 1.13, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

     1.14 The Fund represents and warrants to the Distributor that the Fund is an investment company registered under the 1940 Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

     1.15 The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act.

2.       Compensation and Expenses

         The Fund will bear the following expenses:

     (a) preparation, printing and distribution of sufficient copies of the Prospectus and Statement of Additional Information to existing shareholders;

     (b)   preparation,   printing  and   distribution   of  reports  and  other
communications (not prepared by the Distributor) to existing shareholders;

     (c) registration of the Shares under the federal and state securities laws;

     (d) maintaining facilities for the issue and transfer of Shares;

     (e) supplying information, prices and other data to be furnished by the Fund under this Agreement;

     (f) any original issue taxes or other transfer taxes applicable to the sale or delivery of the Shares or certificates therefor; and

     (g) any payments made in accordance with any plan hereafter adopted pursuant to Rule 12b-1 under the 1940 Act.

3.       Indemnification

     3.1 The Fund agrees to indemnify and hold the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments or supplements thereto) or necessary to make the statements therein not misleading; provided, however, that insofar as any losses, claims, damages, costs, charges, payments, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by the Distributor or its affiliated persons for use in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments or supplements thereto), such indemnification is not applicable; and further provided that the Fund's agreement to indemnify the Distributor and the Fund's representations and warranties hereinbefore set forth in Section 1.11 shall not be deemed to cover any liability to the Fund, its officers, trustees or shareholders to which the Distributor would otherwise be subject by reason of: (a) the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties and obligations, or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement; or (b) the Distributor's breach of Section 12 of this Agreement. The Fund agrees and acknowledges that the Distributor has not prior to the date hereof assumed, and will not assume, any obligations or liabilities arising out of the conduct of the Fund or its distributor prior to the date hereof of those duties which the Distributor has agreed to perform pursuant to this Agreement. The Fund further agrees to indemnify the Distributor against any losses, claims, damages or liabilities to which the Distributor may become subject in connection with the conduct by the Fund or its distributor of such duties prior to the date hereof; provided that the Fund's agreement to indemnify the Distributor shall not be deemed to cover any liability to the Fund, its officers, trustees or shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties and obligations, or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement.

     3.2 The Distributor agrees to indemnify and hold harmless the Fund, its several officers and trustees and each person, if any, who controls a Portfolio within the meaning of Section 15 of the 1933 Act, from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers or trustees, or any such controlling person, may incur under the 1933 Act, under any other statute, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or trustees, or any controlling person, resulting from such claims or demands, shall arise out of or be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed to the Fund by the Distributor or its affiliated persons (as defined in the 1940 Act). The Distributor also agrees to indemnify and hold harmless the Fund, its officers or trustees, or any controlling person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of:
(a) the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties and obligations, or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement; or (b) the Distributor's breach of Section 12 of this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund, its officers or trustees, or any controlling person shall be entitled to as a matter of law.

     3.3 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party in writing promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not relieve the Indemnifying Party from any liability which it may otherwise have to the Indemnified Party, and the Indemnified Party shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of, any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel of good standing chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld. In the event the Indemnifying Party elects to assume the defense of any such Indemnification Claim and retain such counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party. In the event that the Indemnifying Party does not elect to assume the defense of any such Indemnification Claim, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issue and sale of any of the Shares, and the Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its officers, directors, employees or controlling persons in connection with the issuance and sale of any of the Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

     3.4 The obligations of the parties hereto under this Section 3 shall survive the termination of this Agreement.

     3.5 The Fund's indemnification agreement contained in this Section 3 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of its controlling persons and their successors.

     3.6 The Distributor's indemnification agreement contained in this Section 3 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund or its officers and trustees, or any controlling person, and shall survive the delivery of any Shares.

4.       Standard of Care; Limitation of Liability

     4.1 The Distributor shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from: (a) the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof; or (b) the Distributor's breach of Section 12 of this Agreement.

     4.2 Each party shall have the duty to mitigate damages for which the other party may become responsible.

     4.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL DAMAGES, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION
4.3 SHALL BE CONSTRUED SO AS TO LIMIT THE RIGHTS OF ANY SHAREHOLDER OF THE FUND, WHETHER SUING ON HIS, HER OR ITS OWN BEHALF OR DERIVATIVELY THROUGH THE FUND, TO CONSEQUENTIAL DAMAGES.

5.       Term

     5.1 This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue until April 30, 2000 and thereafter shall continue automatically for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

     5.2 In the event a termination notice is given by the Fund and provided that the Distributor is not in default under this Agreement at the time of such termination notice, all expenses associated with movement of records and materials and conversion thereof to a successor distributor will be borne by the Fund.

6.       Modifications and Waivers

     No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. No such writing shall be effective as against the Fund unless said writing is executed by the Chairman of the Fund's Board of Trustees. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

7.       No Presumption Against Drafter

     The Distributor and the Fund have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Fund and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

8.       Publicity

     Neither the Distributor nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

9.       Severability

     The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement shall remain fully effective.

10.      Force Majeure

     No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by circumstances beyond such party's reasonable control. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

11.      Miscellaneous

     11.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                            To the Fund:

                                            James D. Grassi, Esq.
                                            The Northern Trust Company
                                            50 South LaSalle Street - M-9
                                            Chicago, IL  60675

                                            with a copy to:

                                            W. Bruce McConnel, III, Esq.
                                            Philadelphia National Bank Building
                                            1345 Chestnut Street
                                            Philadelphia, PA  19107

                                            To the Distributor:

                                            First Data Distributors, Inc.
                                            4400 Computer Drive
                                            Westboro, Massachusetts 01581
                                            Attention:  President

                                            with a copy to the Distributor's
                                            Chief Legal Officer

     11.2 The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement (except as to Section 15 hereof which shall be construed in accordance with the laws of the State of Delaware). To the extent the provisions of Massachusetts (or Delaware) law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the Distributor and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

     11.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

     11.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     11.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

12.      Confidentiality

     12.1 The parties agree that the Proprietary Information (defined below) is confidential information of the parties and their respective licensers. The Fund and the Distributor shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Proprietary Information of the other as it would protect its own Proprietary Information. The Fund and the Distributor may use the Proprietary Information only to exercise their respective rights or perform their respective duties under this Agreement. Except as otherwise required by law, the Fund and the Distributor shall not duplicate, sell or disclose to others the Proprietary Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and the Distributor may, however, disclose Proprietary Information to their respective employees who have a need to know the Proprietary Information to perform work for the other, provided that the Fund and the Distributor shall use reasonable efforts to ensure that the Proprietary Information is not duplicated or disclosed by their respective employees in breach of this Agreement. The Fund and the Distributor may also disclose the Proprietary Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by confidentiality obligations substantially similar to this Section 12. Notwithstanding the previous sentence, in no event shall either the Fund or the Distributor disclose the Proprietary Information to any competitor of the other without specific, prior written consent.

12.2     Proprietary Information means:

     (a) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

     (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or the Distributor a competitive advantage over its competitors;

     (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable;

     (d) all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other; and

     (e) with respect to the Fund, all records and other information relative to the Fund and its prior, present or potential shareholders (and clients of such shareholders).

     12.3 Notwithstanding the foregoing, it is hereby understood and agreed by the parties hereto that any marketing strategies, financing plans, customer profiles, sales estimates, business plans or similar items prepared or developed by the Distributor for the benefit of the Fund shall be considered the Proprietary Information of the Fund and nothing in this Agreement shall be construed to prevent or prohibit the Fund from disclosing such Proprietary Information to a successor distributor.

     12.4 The obligations of the parties hereto under this Section 12 shall survive the termination of this Agreement.


13.      Trustee and Shareholder Liability

     This Agreement is executed by or on behalf of the Fund with respect to each of the Portfolios and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the Portfolio to which such obligations pertain and the assets and property of such Portfolio. All obligations of the Fund under this Agreement shall apply only on a Portfolio-by-Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

14.      Entire Agreement

     This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


         NORTHERN INSTITUTIONAL FUNDS



                                   By: /s/ William H. Springer

                                   Name:

                                   Title:




                                   FIRST DATA DISTRIBUTORS, INC.



                                   By: /s/  Scott M. Hacker

                                   Name:    Scott M. Hacker

                                   Title:   VP & Treasurer

                                   SCHEDULE A

                               NAME OF PORTFOLIOS


Diversified Assets Portfolio
Government Portfolio
Government Select Portfolio
Tax-Exempt Portfolio
U.S. Government Securities Portfolio
Short-Intermediate Bond Portfolio
U.S. Treasury Index Portfolio
Bond Portfolio
Intermediate Bond Portfolio
International Bond Portfolio
Balanced Portfolio
Equity Index Portfolio
Diversified Growth Portfolio
Focused Growth Portfolio
Small Company Index Portfolio
International Equity Index Portfolio
International Growth Portfolio

                                   SCHEDULE B

                              DISTRIBUTION SERVICES

     The Distributor shall, at its own expense, finance appropriate activities which are primarily intended to result in the sale of the Shares. Such services shall include, but are not limited to:

1.       Preparation and execution of selling agreements
                  monitoring accruals
                  monitoring expenses
                  making disbursements for expenses and fees

2.       Preparation of sales presentations, mailings and advertising

3. Advertising and sales literature review, recommendations and submission to the NASD

4.        Initial certification of representatives
                  supplying written study materials
                  supplying, review and grading of certification exams

5. Preparation of written compliance materials for certified and/or registered representatives

6. Preparation of ongoing compliance updates for certified and/or registered representatives regarding sales practices, written correspondence and other communications

7.        Investor qualification calls, as necessary

8. Printing and mailing of Prospectuses to other than existing shareholders

9. Formation and maintenance of a private label distributor for the Shares